THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of July 1, 2001, among Anteon International Corporation, a Virginia corporation (the "Company"),
(ii) Anteon Corporation, a Virginia corporation and a wholly-owned subsidiary of the Company, (iii) Sherikon, Inc., a Louisiana corporation and the wholly-owned subsidiary of the Company ("Sherikon"), (iv) South Texas Ship Repair, Inc., a Virginia corporation and a wholly-owned subsidiary of Sherikon ("South Texas") and (v) IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee").

                  WHEREAS, an indenture, dated as of May 11, 1999 and as supplemented (the "Indenture"), was entered into by and among the Company, its subsidiaries identified therein, and the Trustee to provide for the issuance of the Company's 12% Senior Subordinated Notes due 2009;

                  WHEREAS, on the date hereof, as part of the reorganization of Sherikon and its subsidiaries, Sherikon Space Systems, Inc., a Florida corporation and a wholly-owned subsidiary of Sherikon ("Sherikon Sub"), merged into Sherikon under the short-from provisions (the "Short-Form Merger"), and then Sherikon merged into Anteon (the "Merger" together with the Short-Form Merger, the "Mergers"). Pursuant to Section 5.01(b) of the Indenture, the Company, Anteon, Sherikon and the Trustee are required to enter into this supplemental indenture (the "Supplemental Indenture") in connection with the Mergers;

                  WHEREAS, on October 20, 2000, the Company acquired all of the issued and outstanding shares of common stock of Sherikon, and South Texas became a wholly-owned indirect subsidiary of the Company (the "Sherikon Acquisition"). Pursuant to 4.10 of the Indenture, as a new Restricted Subsidiary, South Texas is required to enter into this Supplemental Indenture as a Subsidiary Guarantor;

                  WHEREAS, the Company, Anteon, Sherikon, South Texas and the Trustee are authorized to enter into this Supplemental Indenture; and

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained in this Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, Anteon, Sherikon, South Texas and the Trustee hereby agree for the equal and the ratable benefit of all Holders of the Securities as follows:

                                   ARTICLE ONE

                                   Definitions

                  1.1 Definitions. For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any terms defined in the Indenture and not defined herein shall have the same meanings herein as therein defined; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

                                   ARTICLE TWO

                                   The Mergers

     2.1 Mergers.  Pursuant to Section  5.01(b) of the Indenture,  in connection
with the   Mergers,  Sherikon and Anteon hereby  represents and agrees to the following:

     (a) Short-Form Merger. Sherikon, the surviving entity after the Short-Form Merger, is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the State of Louisiana, and hereby expressly assumes, by virtue of this Supplemental Indenture, all the obligations of Sherikon Sub under its Subsidiary Guaranty;

     (b) Merger. Anteon, the surviving entity after the Merger, is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the State of Virginia, and hereby expressly assumes, by virtue of this Supplemental Indenture, all the obligations of Sherikon under its Subsidiary Guaranty

                                  ARTICLE THREE

                             Guaranty of Securities

     3.1 South Texas Guarantee. Pursuant to Section 4.10 of the Indenture, in connection with the Sherikon Acquisition, South Texas hereby agrees to the following:

     (a) South Texas hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns
(i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company unde the Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company unde the Indenture and the Securities (all the foregoing being hereinafter collectively referred to as the "Obligations"). South Texas further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from South Texas and that South Texas will remain bound under this Section notwithstanding any extension or renewal of any Obligations.

     (b) South Texas, the Trustee and each Holder by its acceptance of s Security hereby agrees that the Subsidiary Guaranty of South Texas provided hereunder shall be subject to all terms, provisions and conditions in the Indenture that relate to a Subsidiary Guaranty (including, without limitation, Articles 11 and 12 of the Indenture). South Texas further agrees to be bound by, and to comply with, all provisions of the Indenture and Subsidiary Guarantee that are applicable to a Subsidiary Guarantor. 3.2 Execution and Delivery of Subsidiary Guaranties. The delivery of any Security by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guaranty on behalf of South Texas.

                  3.3 No Personal Liability. No Stockholder, officer, director, employee or incorporator, past, present or future, of South Texas, as such, shall have any personal liability under the Subsidiary Guaranty of South Texas by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

                                  ARTICLE FOUR

                                  Miscellaneous

                  4.1 Effect of the Supplemental Indenture. This Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

                  4.2 Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. The parties hereto confirm that any facsimile copy of another party's executed counterparts of this Supplemental Indenture (or its signature page hereof) will be deemed to be an executed original thereof.

     4.3 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed on the date first above written.


                                                ANTEON INTERNATIONAL CORPORATION


                                                    By: /s/ Joseph M. Kampf
                                                    -------------------------
                                                      Name: Joseph M. Kampf
                                                      Title:   President


                                                ANTEON CORPORATION

                                                    By: /s/ Joseph M. Kampf
                                                    -------------------------
                                                      Name: Joseph M. Kampf
                                                      Title:   President


                                                SHERIKON, INC.

                                                    By: /s/ Joseph M. Kampf
                                                    -------------------------
                                                      Name: Joseph M. Kampf
                                                      Title:   President


                                                SOUTH TEXAS SHIP REPAIR, INC.

                                                    By: /s/ Joseph M. Kampf
                                                    -------------------------
                                                      Name: Joseph M. Kampf
                                                      Title:   President



                                                THE BANK OF NEW YORK, as Trustee


                                                    By: /s/ Geovanni Barris
                                                    -----------------------
                                                      Name: Geovanni Barris
                                                      Title:  Vice President